UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

SALISBURY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-24751	06-1514263
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5 Bissell Street, Lakeville, CT	06039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  860-435-9801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Severance Agreement.  On February 11, 2013, Salisbury Bank and Trust (the “Bank”), the wholly owned subsidiary of Salisbury Bancorp, Inc. (the “Registrant”), and Richard J. Cantele, Jr., President and Chief Executive Officer (the “Executive”) of the Bank entered into a Severance Agreement (the “Agreement”), to provide benefits to the Executive in the event of the Executive’s termination of employment for the reasons set forth in the Agreement.  The Severance Agreement is effective as of January 1, 2013.  The Agreement’s term is two years, automatically renewable annually.  In the event of the Executive’s involuntary termination of employment by the Bank for reasons other than “cause” (as defined in the Agreement) or the Executive’s death or disability, or a voluntary termination of employment for “good reason” (as defined in the Agreement), in either case, other than on or after a change in control, the Executive will be entitled to a severance benefit equal to two times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination.  Such benefit will be paid in a lump sum within 60 days following the Executive’s separation from service.  In addition, the Executive generally will be entitled to continued participation in the Bank’s group health plan for two years following separation from service, subject to the Executive’s payment of a premium portion substantially equal to the premium portion paid by executive employees of the Bank for comparable coverage.  Payment of the severance benefits will be conditioned upon the execution of a general release within 60 days of the date of termination of the Executive’s employment.  Further, the Agreement requires the Executive to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following the Executive’s separation from service.

In the event of the Executive’s involuntary termination of employment for reasons other than cause or a voluntary termination of employment for good reason occurring on or after a change in control, the Executive will be entitled to a lump sum cash payment equal to 2.9 times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the month preceding the date of termination, payable within 60 days following termination.  The Bank will also provide the Executive with life insurance coverage and non-taxable medical and dental coverage, at no cost to the Executive, substantially comparable to the coverage maintained by the Bank for the Executive prior to his date of termination, for a period of three years.  In addition, the Executive will be entitled to the payment of unpaid compensation and benefits and unused vacation accrued through the date of the Executive’s termination of employment.  The Executive will also receive reimbursement for expenses incurred on behalf of the Bank prior to the Executive’s termination of employment within 60 days following his date of termination.

Non-qualified Deferred Compensation Plan.   On February 11, 2013, the Executive also entered into a participation agreement with the Bank evidencing his participation in a nonqualified deferred compensation plan (the “Plan”).  The Plan, which was approved by the Bank’s board of directors (“Board”) on January 25, 2013, permits the Board to select certain key employees of the Bank to participate in the Plan, provided that such employees also evidence their participation by execution of a participation agreement.  The only named executive officer participating in the Plan at this time is the Executive.  The Plan is effective as of January 1, 2013.

At the end of each Plan year, if the Board of Directors of the Bank has approved a discretionary contribution for the Executive, the Plan administrator will credit the Executive’s account under the Plan with a discretionary contribution (as defined in the Plan).  As of the last day of each Plan year, the Plan administrator will credit each Executive’s account with interest equal to the Bank’s highest certificate of deposit rate for that year, compounded annually.  Additional earnings may be credited based on the achievement of performance metrics established by the Board on the first business day of the calendar year.  The Executive’s benefits under the Plan will be subject to the vesting schedule set forth in the Executive’s participation agreement.  Notwithstanding the vesting schedule, the Executive’s account balance will become automatically 100% vested upon involuntary termination without cause, death, disability or a change in control.

In the event the Executive has a separation from service other than due to “cause” (as defined in the Plan), death, disability or a change in control, the Executive will be entitled to the amount of his vested account balance under the Plan, payable within 60 days after the Executive’s separation from service.  In the event a change in control occurs and the Executive has an involuntary separation from service other than for cause or resigns for “good reason” (as defined in the Plan), the Executive will be entitled to benefits under the Plan, payable in a lump sum within 60 days after the termination of employment.  In the event the change in control benefits would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the benefits will be reduced accordingly, unless a participant’s participation agreement provides otherwise.  If the Executive dies while employed at the Bank, the Executive’s beneficiary will be paid a death benefit in a lump sum payment within 30 days after the Executive’s death.  The death benefit will be equal to the Executive’s account balance as of the date of death or, if the Executive dies following a separation from service but prior to receiving all payments under the Plan, the beneficiary will be paid all remaining payments in a lump sum no later than 30 days after the Executive’s date of death.  In the event the Executive becomes disabled while employed at the Bank, the Executive will be paid a disability benefit in a lump sum within 30 days after the determination of the Executive’s disability unless the Executive elects another form of payment in the Executive’s participation agreement.  The disability benefit will be equal to the Executive’s account balance as of the date of disability.  Payment of benefits under the Plan are conditioned on the Executive’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following the Executive’s separation from service.

The foregoing description of the Agreement and the Plan is qualified in its entirety by reference to the Agreement and the Plan attached hereto as Exhibits 10.1 and 10.2.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Form Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Severance Agreement between Salisbury Bank and Trust and Mr. Richard J. Cantele, Jr., effective as of January 1, 2013

Exhibit 10.2	Non-qualified Deferred Compensation Plan effective as of January 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SALISBURY BANCORP, INC.

DATE: February 15, 2013	By:	Shelly L. Humeston
Shelly L. Humeston
Corporate Secretary